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                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION

                                          OF

                               THE ALLIANCE GROUP, INC.



     The Alliance Group, Inc., an Oklahoma corporation (the "Corporation"), hereby amends and restates its Certificate of Incorporation. The original Certificate of Incorporation was filed with the Secretary of State on September 4, 1998 and was amended on March 17, 1999. This Amended and Restated Certificate of Incorporation was adopted in accordance with the provisions of Sections 1077 and 1080 of the Oklahoma General Corporation Act (the "Act").

     FIRST.  The name of the Corporation is:  LORECOM Technologies, Inc.

     SECOND. The address of the initial registered office of the Corporation in the State of Oklahoma is 12101 North Meridian, Oklahoma City, Oklahoma County, Oklahoma 73120. The name of the registered agent at such address is Joe Evans.

     THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Oklahoma General Corporation Act (the "Act").

     FOURTH. The total number of shares of capital stock which the Corporation shall have authority to issue is 5,000,000 shares, divided into 4,500,000 shares designated as Common Stock, par value $.01 per share, and 500,000 shares designated as Preferred Stock, par value $.01 per share.

     The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are as follows:

     PREFERRED.

     The board of directors is authorized, subject to limitations prescribed by law and the provisions hereof, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the board with respect to each series shall include, but not be limited to, determination of the following:

     (a) The number of shares constituting that series and the distinctive designation of that series;

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     (b)  The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

     (d) Whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the board shall determine;

     (e) Whether or not shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and if so, the terms and amount of such sinking fund;

     (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution and winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

     (h) Any other relative rights, preferences or limitations of that series.

     Dividends on outstanding shares of Preferred Stock shall be paid or set apart for payment before any dividends shall be paid or declared or set apart for payment on the common shares with respect to the same dividend period.

     COMMON.

     Each of the shares of Common Stock of the Corporation shall be equal in all respects to each other share. The holders of shares of Common Stock shall be entitled to one vote for each share of Common Stock held with respect to all matters as to which the Common Stock is entitled to be voted.

     Subject to the preferential and other dividend rights applicable to Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared on the Common Stock by the board of directors at any time or from time to time out of any funds legally available therefor.

     In the event of any voluntary or involuntary liquidation, distribution or winding up of the Corporation, after distribution in full of the preferential and/or other amounts to be distributed to the

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holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them.

     FIFTH. The name and mailing address of the sole incorporator is as follows: David W. Aduddell, 12101 North Meridian, Oklahoma City, Oklahoma 73120.

     SIXTH. Provisions for governing the internal affairs of the Corporation are set forth in the Corporation's Bylaws, as the same may be amended from time to time, which shall be adopted, amended or repealed by the incorporator prior to receipt of any payment for any of the Corporation's stock, and thereafter, the power to adopt, amend or repeal the bylaws is conferred on the board of directors. Elections of directors need not be by written ballot.

     SEVENTH. To the fullest extent permitted by the Act as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

     EIGHTH. The business and affairs of the Corporation shall be under the direction of the board of directors.

     The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. The term of the initial Class I directors shall terminate on the date of the 2000 annual meeting of shareholders; the term of the initial Class II directors shall terminate on the date of the 2001 annual meeting of shareholders and the term of the initial Class III directors shall terminate on the date of the 2002 annual meeting of shareholders. At each annual meeting of shareholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the board of directors, however resulting, may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling

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of vacancies and other features of such directorship shall be governed by the terms of the Certificate of Designation attributable to such Preferred stock or the resolution or resolutions adopted by the board of directors applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

     NINTH. Except as otherwise required by law or as otherwise provided in this Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the shareholders entitled to vote at a meeting of shareholders duly convened at which there is a quorum present shall be deemed approved upon an affirmative vote of a majority of the outstanding shares of capital stock entitled to vote and present at the meeting, in person or by proxy. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding stock of this Corporation having voting power, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with Sections Seventh, Eighth, Ninth, Tenth and Eleventh of this Certificate of Incorporation.

     TENTH. The Corporation shall indemnify the following persons in the following manner:

          (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the Corporation (other than a judicial action or suit brought by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, or employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereafter as an "Agent"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such

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person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

          (c) Any indemnification under Subsection (a) or (b) of this Section (unless ordered by a court) shall be made by the Corporation unless a determination is reasonably and promptly made (i) by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful.

          (d) Notwithstanding the other provisions of this Section, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any proceeding or in defense of any claim, issue or matter therein, such Agent shall be indemnified against all expenses incurred in connection therewith.

          (e) Except as limited by this Subsection (e), expenses incurred in any action, suit, proceeding or investigation shall be paid by the Corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested-directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Board or independent legal counsel reasonably determines that such person deliberately breached his duty to the Corporation or its shareholders.

          (f) Any indemnification or advance under Subsections (b), (c), (d) or (e) of this Section shall be made promptly, and in any event within ninety
(90) days, upon the written request of the Agent, unless with respect to applications under Subsections (b), (c) or (e) of this Section, a determination is reasonably and promptly made by the Board by a majority vote of a quorum of disinterested directors that such Agent acted in a manner set forth in such Subsections as to justify the Corporation in not indemnifying or making an advance to the Agent. In the event no quorum

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of disinterested directors is obtainable, the Board shall promptly direct that independent legal counsel shall decide whether the Agent acted in the manner set forth in such Subsections as to justify the Corporation not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Section shall be enforceable by the Agent in any court of competent jurisdiction, if the Board or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days. The Agent's expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

          (g) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which an Agent seeking indemnification may be entitled under any Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Section shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while this Certificate of Incorporation and other relevant provisions of the general corporation law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

          (h) Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

          (i) For the purposes of this Section, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, trustee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

          (j) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee, trustee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, trustee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonable believed to be in the interest of the participants and

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beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section.

          (k) If this Section or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated, or by any other applicable agreement or law.

          (l) The rights of indemnity created by this Section are and shall be at all times subordinate to the right of prior payment of all obligations of the Corporation for borrowed money to the extent they are due and payable at the time any payment under this Section shall be due and payable.

     ELEVENTH. All contracts or transactions between the Corporation (including any of its subsidiaries) and one or more of its affiliates (as that term is defined in Rule 12b-2 as promulgated under the Securities Exchange Act of 1934, as amended) or between the Corporation (including any of its subsidiaries) and any other corporation, partnership, association, or other organization in which an affiliate of the Corporation is an affiliate thereof, shall be void or voidable solely for this reason unless:

     (a) the material facts as to the affiliate's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorize the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

     (b) the material facts as to the affiliate's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the disinterested shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     TWELFTH. The Corporation reserves the right to amend, alter, change, or repeal any provisions herein contained, in the manner now or later prescribed by statute. All rights, powers, privileges, and discretionary authority granted or conferred upon shareholders or directors are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, for the purpose of forming a corporation pursuant to the Oklahoma General Corporation Act, makes this

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Amended and Restated Certificate of Incorporation and does hereby further certify that the facts hereinabove stated are true as set forth as of this 10th day of May, 1999.


                                       /s/ William J. Hartwig
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                                       William J. Hartwig, Vice President

Attest:


/s/ Joe Evans
-----------------------------------
Joe Evans, Secretary

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